UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Beleza Luxury Goods Inc.
(Exact name of registrant as specified in its charter)

Nevada	5900	20-4307133
State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
Or organization	Classification Code Number)	Identification No.)

2476 Bolsover Street, Suite 324, Houston, Texas 77005 Telephone (713) 589-4896
(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481  Telephone: (800) 246-2677
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee (2)
Common Stock to be offered for resale by selling stockholders	799,000	$ 0.05 (2)	$39,950	$1.23
Total Registration Fee				$1.23

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

The information in this prospectus is not complete and may be changed. The company and/or selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Beleza Luxury Goods Inc.
A NEVADA CORPORATION

Registration of 799,000 Issued Shares of Common Stock of Beleza Luxury Goods Inc.

This Prospectus relates to the resale of  799,000 common shares, by the securities holders named within, of Beleza Luxury Goods, Inc, a Nevada corporation.  The selling shareholders will sell their shares for the duration of this offering at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Please see our Plan of Distribution at page 11 for a detailed explanation of how the securities may be sold.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  Currently there is no public market for our common stock and we have not applied for listing or quotation of any of the common stock on any public market.

The primary affiliate of our company, Marcus Bernard Smith, (our President, Chief Executive Officer, and Director) will not be selling his shares of our common stock in this offering.  Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning at "Risk Factors" page 2 before investing in our common stock. Investing in our securities involves risk.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

	Estimated Maximum Offering Price to Public	Underwriting discounts and commissions	Proceeds to Issuer
Per Share	$0.05	$0.00	$0.00
Total Maximum	$39,950	$0.00	$0.00

The date of this prospectus is November 1, 2007

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms "we", "us", "our", and "Beleza" mean Beleza Luxury Goods, Inc. and wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the "Company").

All dollar amounts refer to US dollars unless otherwise indicated.

Prospectus Summary

The following information is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each propective investor is urged to read this prospectus in its entirety, consult legal and other professional advisors having relative expertise and particularly the information set forth in “Risk Factors” at page 2.

Beleza Luxury Goods, Inc. was incorporated on February 14, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the "Company"). Amerioca Consultant, LLC, doing business as ("dba") Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, ("dba") Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. The Company's operations are based in Houston, Texas.  Our United States registered office is located 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677.  Our principal office is located at 2476 Bolsover Street, Suite 324, Houston, Texas 77005.

Amerioca Consultant, LLC, doing business as ("dba") Marcus B. Smith Galleries operates as a fine art gallery and also offers art collection consulting services. This subsidiary acts as one of the operating companies for the art sales activities relating to the company's art business(s) in the Company's operations are based in Houston, Texas.

Marcus B. Smith Galleries assists individuals and businesses in building a collection of fine art for enjoyment and investment purposes. We have established close relationships with various artists whose works are displayed in galleries and museums around the world, including but not limited to John Biggers, Angelbert Metoyer, Cedric Smith, Elizabeth Catlett, Leamon Green, Thornton Dial, Kevin Cole, Eric Mack and Bob Russell.

Through personal consultation, Marcus B. Smith locates pieces to fit clients' tastes and investment interests. We also have art shows every quarter to introduce various artists and their works to clients. Our clients represent all points on the continuum of art collectors - some are those buying their first piece of fine art and others come to us to continuously expand their extensive art collections.

Pablo and Peter Calico Promotions LLC, ("dba") Pablo Calico Cigars, imports, distributes, wholesales and retails hand made cigars imported from Brazil. This subsidiary acts as one of the operating companies for the cigar sales activities relating to the company's cigar business(s) and the Company's operations are based in Houston, Texas.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 799,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The primary affiliate of our company, Marcus Smith, (our Chairman, President, CEO, and Secretary) who holds 2,000,000 common shares as of August 10 ,2007, will not be selling their shares in this offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 11 of this prospectus for a detailed explanation of how the common shares may be sold.

Offering Price: $0.10 per share

The offering period starts from the date this document is declared effective by the SEC and is valid for 6 months from that day. This period could be extended to another 2 months at our sole discretion if we have evidence that additional shares are still being sold post the initial offering period. This offer could be terminated, at our sole discretion, before the expiration of the initial 6 months mentioned.  This offer may also terminate prior to the expiration of the initial 6 months if all shares are sold.

This prospectus shall not be used prior the effectiveness of this registration statement under the securities act of 1933.

SELECTED FINANCIAL INFORMATION

The following table presents a summary of historical financial information for the fiscal years ended March 31, 2006 and March 31, 2007 and certain balance sheet information.  The financial information disclosed is for the period of March 31, 2006 and March 31,2007. The Selected Financial Information should be read in conjunction with the Financial Statements and the Notes thereto appearing in this Prospectus.

Summary of Statement of Operations

	From Feburary 14, 2006 (inception) to March 31, 2006(audited)	For the year ended March 31, 2007(audited)
Revenue	74,949	86,679
Net Income(Loss)	30,132	(26,173)
Income per share basic and diluted	0.02	(0.01)
	March 31, 2006	March 31, 2007
Working Capital	35,132	8,020
Total Assets	45,862	43,339
Common Stock	5,000	5,000
Total Stockholders' Equity	45,862	8,959
Total Number of Issued Shares of Common Stock	2,000,000	2,000,000
Weighted Average Shares Outstanding	2,000,000	2,000,000

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

Because our company has a limited operating history and therefore we do know if we can maintain profitability, if we cannot successfully manage the risks normally faced by start-up companies, our business may fail.
The Company was incorporated February 14, 2006 and commenced operations through its first subsidiary, Amerioca Consultant, LLC, doing business as ("dba") Marcus B. Smith Galleries incorporated on July 19, 2004 in the State of Georgia and operates as a fine art gallery and also offers art collection consulting services, and Pablo and Peter Calico Promotions LLC, ("dba") Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. Therefore the company has a relatively limited operating history. There can be no assurance at this time that the Company will operate profitably or that it will have adequate working capital to meet its obligations as they become due. The Company believes that its success at this stage will depend in large part on its ability to (i) Successfully raise capital in future private placement share offerings (ii) Manage daily operations profitably, given all of the risks. The Company has earned limited income in the initial stages of its business which may not continue into the foreseeable future. The Company may not be successful in addressing the aforementioned risks, which may have a substantial adverse affect upon the Company's business.

Our prospects are subject to the risks and expenses encountered by start up companies, such as uncertainty regarding level of future revenue and inability to budget expenses and manage growth accordingly, and inability to access sources of financing when required and at rates favorable to us. Our limited operating history and the highly competitive nature of the art and cigar industries make it difficult or impossible to predict future results of our operations.

The fact that we are in the early development of our company and that we have only generated limited revenue since our incorporation raises substantial doubt about our ability to continue as a going concern.
We are in the development stage and have generated limited revenues since our inception on February 14, 2006. Since we are still in the early stages of developing our company and because of the limited business operations as at March 31, 2007 there is no assurance we will continue profitably.

No assurance of profitability.
The art and cigar industries are very competitive and dependent upon the acceptance of the Company's art and cigar service offerings and the effectiveness of its marketing program to maintain and attract customers. There can be no assurance that our business plan will be successful or result in earning substantial revenues or profit or that investors will not lose their entire investment.

We face risks associated with the planned future expansion of our operations.
Management has determined that the success of our business strategy depends on our ability to expand, either by developing our fine art galleries and art collection consulting services and by developing the import, distribution, wholesale and retail of hand made cigars or by acquiring established fine art galleries or cigar distributors. Our success also depends on our ability to operate and successfully manage our daily operations.  Our ability to expand successfully will depend upon a number of factors, including the following:
  the availability and cost of store locations for development;
  the availability of art gallery and cigar distributor acquisition opportunities;
  the hiring, training, and retention of additional management;
  the availability of adequate financing;
  the continued development and implementation of management information systems;
  competitive factors; and
  general economic and business conditions.

Increased construction costs and delays resulting from governmental regulatory approvals, strikes, or work stoppages, adverse weather conditions, may also affect the opening of art galleries or cigar distribution centers in the future. Newly opened art galleries and cigar distributors may operate at a loss for a period following their initial opening. The length of this period will depend upon a number of factors, including the time of the year the outlet is opened, the sales volume, and our ability to control costs.

We may not successfully achieve our expansion goals.  Additional outlets that we develop or acquire may not be profitable. In addition, the opening of additional outlets in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing art galleries or cigar distribution centers in those markets.

The competition in the Houston Texas area is intensely competitive.
The company will compete with other cigar distribution companies and other art dealers and art galleries in the provision of its cigar and art gallery businesses. These competitors include established art galleries, art dealers, and cigar distributors.

There are currently 27 art galleries and 6 art brokers in Houston area. In Houston, there are currently 21 cigar distributors. The Company expects such competition to continue and intensify in the future.

We compete with a variety of established competitors in this market. These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, ability to differentiate its product and service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences. Currently, there are no significant proprietary or other barriers of entry that could keep potential competitors from developing or acquiring similar offerings and providing competing services in the Company's market. The Company's ability to compete successfully in the luxury goods industry will depend in large part on its ability to execute acquisitions of established businesses that have a developed a core customer base as a result of developing a sustainable competitive advantage in the market place in which they compete by offering market-differentiated services and products.

There can be no assurance that the Company will be able to compete successfully in the future, or that future competition will not have a material adverse effect on the business, operating results and financial condition of the Company.

Potential for indebtedness.
There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company's needs or to otherwise provide the capital necessary to conduct its business.

We anticipate that we may incur significant debt in the future, and we may be unable to meet the associated debt covenants over time.
We anticipate that we may incur significant indebtedness in the future in connection with our growth strategy. In the process of financing future acquisitions, we may incur debt which may include financial covenants which may limit the amount we can further borrow. If we fail to meet any financial covenants, our lenders could call their loans immediately.  There can be no assurance we will continuously meet these covenants in the future. We anticipate that the assets of art galleries and cigar distributors which we may acquire in the future will be pledged directly or indirectly to secure our debt obligations.

Our future borrowings may involve substantial interest expense.
Our borrowings may result in interest expense that may restrict our ability to operate profitably and increase financial risk. Additionally, current interest rates are at historically low levels.  If interest rates were to increase, our interest costs would also increase, adding further risk and uncertainty. We must make these interest payments regardless of our operating results.

The Company's success is substantially dependent on the performance of its executive officers and key employees.
The immediate loss of the services of any members of our senior management team, without a reasonable period of transition, could have a material adverse effect on our business. We do not maintain any life insurance on these senior executives. Given the Company's early stage of development of the art galleries and cigar distribution centers, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market, sell, and enhance its services. The loss of one or more of its employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company.

Uninsured losses.
There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its proposed business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance when necessary. However, should uninsured losses occur, the shareholders could lose their invested capital.

The Company may have liabilities to affiliated or unaffiliated lenders.
These liabilities would represent fixed costs which would be required to be paid regardless of the level of profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, employees, suppliers or others because of the nature of its business. Litigation could cause the Company to incur substantial expenses and, if cases are lost, judgments and awards could add to the Company's costs.

Our director and officer may not be able to devote sufficient time.
Our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. As a Director of Beleza Luxury Goods, Inc., the role of Mr. Smith is to ensure all private placement funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate; and to ensure the day-to-day business operations are conducted efficiently and within budget.

Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.
Our officer and directors and their affiliates, in the aggregate, beneficially own the majority of our outstanding common shares. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officer and directors control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.
We are currently authorized to issue up to 75,000,000 common shares, of which 2,799,000 (799,000 of which form part of this registration statement) are issued and outstanding at the time of this prospectus. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Risks Related to the Industry

Because we face risks that affect the art and cigar industries in general, these risks may have a material adverse effect on our business.
A variety of factors over which we have no control may affect the ownership and operation of our art consulting and galleries and cigar distribution business. These factors include adverse changes in national, regional, or local economic or market conditions; increased costs of labor; fuel, utility, and energy and other price increases; competitive factors; the number, density, and location of competitors; and changing demographics, traffic patterns, and spending priorities.

Third parties may file lawsuits against us based on discrimination, personal injury, claims for injuries or damages. We cannot predict any of these factors with any degree of certainty.  Any one or more of these factors could have a material adverse effect on our business.

Employees may file claims or lawsuits against us based on discrimination or wrongful termination or based upon their rights created by the State laws wherein we do business. These claims or lawsuits could result in unfavorable publicity and could have a material adverse effect on our business.

Because we face rising insurance costs, we may incur uninsured losses that could result in the loss of part or all of a shareholder’s investment.
The cost of insurance workers compensation insurance, general liability insurance, health insurance, and directors and officers liability insurance) has risen significantly in the past few years and is expected to continue to increase in 2007 and 2008. We may be unable to make the improvements in our operations to mitigate the effects of increased frequency and higher costs. We may incur uninsured and losses as a result of the conduct of our business. Should uninsured losses occur, any purchasers of our common shares could lose their entire investment.

Because we face risks associated with government regulation, an investment in our company is high risk.
The art gallery and cigar distribution industries are subject to extensive licensing and regulation by State and local departments and bureaus of health, sanitation, and fire and to periodic review by the provincial and municipal authorities for areas in which the outlets are located. In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations in the selection and acquisition of suitable sites for constructing new locations.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of outlets.

Various Federal and State, and local laws affect our business.
The development and operation of outlets depend to a significant extent on the selection and acquisition of suitable sites.  These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies.  City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire outlets in desired locations and could result in costly delays.

The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.  In addition, an increase in the minimum wage rate, employee benefit costs, costs of installing fixtures or accommodations for handicapped individuals or other costs associated with employees could adversely affect our business.  We also are subject laws and regulations that, among other things, may require us to install certain fixtures or accommodations in new outlets or to renovate existing outlets to meet federally mandated requirements.

At present, the Company does not anticipate that any potential restrictions or  licensing requirements in its target markets will hinder its ability to operate successfully. However, no assurance can be made that in the future new restrictions, prohibitions or licensing requirements will not arise which would materially adversely effect the Company's business, operating results, and financial condition of the Company.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.
There is currently no active trading market for our common stock and such a market may not develop or be sustained. Therefore it may be difficult to sell the shares or if sold it may adversely affect the market price of such shares.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.
We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have limited revenues and a history of limited income, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Our common shares are considered to be penny stock and subject to the SEC's penny stock regulations which adversely affect the liquidity of our common shares.
The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.
Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

Securities and Exchange Commission’s Public Reference

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to a total of 799,000 shares of common stock which were issued pursuant to one private placement offering. On February 1, 2007, pursuant to Rule 506 of Regulation “D” under the Securities Act, we issued a total of 799,000 common shares plus 799,000 warrants exercisable at $0.25 per share until December 31, 2010. The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The only affiliate of our company owning shares is Marcus Smith, (our Chairman, President, Chief Executive Officer, and Secretary), with currently 2,000,000 common shares held. Mr. Smith will not be selling these shares as part of this offering. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Use of Proceeds

The shares that form the part of the units offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, incur all costs associated with this registration statement and prospectus.

Determination of Offering Price

The offering price of the 799,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have a limited operating history and have only generated limited revenue to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily selected the offering price for the new shares and there is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our shares. Our offering price of $0.10 per new share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

The selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Dilution

The issued and outstanding shares being registered have no impact on the number of shares issued and outstanding and no dilution will result from this offering. The common stock to be registered and sold by the selling stockholders is a total of 799,000 shares of common stock are currently issued and outstanding to 41 stockholders. Accordingly, there will be no dilution to our existing stockholders in this case. However, 799,000 shares underlying the warrants were issued under a Rule 506 Share offering. The warrants, which may not be sold separately, are exercisable at $0.25 per share until December 31, 2010. Please refer to “Risks Associated With Our Common Stock” under Risk Factors on page 2 of this registration statement.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

Selling Security Holders

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the total 799,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

As of November 1, 2007 there were a total of 799,000 shares of common stock outstanding. The selling shareholders in this prospectus were a result of a private common stock offering (detailed in the table below), which closed February 1, 2007.

The table immediately below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of  November 1, 2007 and the number of shares of common stock covered by this prospectus. This selling stockholders' table includes shareholders that purchased 799,000 shares of our common stock, pursuant to a private offering which satisfied the requirements of Rule 506 of Regulation S. This offering was sold at $0.05 per share and was closed on February 1, 2007 and the shares issued in July 2007. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. None of these selling security holders have been a Director or officer of the company since its formation on February 14, 2006.

Name of Selling Stockholder and Position, Office or Material Relationship with Beleza Luxury Goods	Common Shares owned by the Selling Stockholder (**)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(*)
			# of Shares	% of Class
O. J. GLOVER	4000	4000	Nil	0%
ROBERT RUSSELL	5000	5000	Nil	0%
KATHY JOHNSON	5000	5000	Nil	0%
FRANCES SOTO ORTIZ	5000	5000	Nil	0%
DWAYNE MARSHALL	5000	5000	Nil	0%
JOANNA STOKES	5000	5000	Nil	0%
MICHELLE MARION	5000	5000	Nil	0%
SAM JOHNSON	5000	5000	Nil	0%
YVETTE POINDEXTER	5000	5000	Nil	0%
CLIVE MARKLAND	5000	5000	Nil	0%
CASSYE D. COOK	5000	5000	Nil	0%
TANYA ALLEN	5000	5000	Nil	0%
HEIDI MCDONALD (1)	5000	5000	Nil	0%
TERRON STEVENS	5000	5000	Nil	0%
CEDRIC SMITH	5000	5000	Nil	0%
LEO HOUSTON	5000	5000	Nil	0%
SARAH CAMERON	5000	5000	Nil	0%
DAMON EASTER	5000	5000	Nil	0%
KEN WILLIAM	5000	5000	Nil	0%
IGOR LOUREIRO	5000	5000	Nil	0%
PHYLLIS MILSTEIN (2)	10,000	10,000	Nil	0%
MACEDONIA SMITH	10,000	10,000	Nil	0%
MICHAEL S. JOYNER, MD, LLC	10,000	10,000	Nil	0%
EUGENE FONEY	10,000	10,000	Nil	0%
DONNA WILSON	10,000	10,000	Nil	0%
DAVID NORWOOD	10,000	10,000	Nil	0%
SUSAN M. DOYLE	10,000	10,000	Nil	0%
KEVIN A. SMOOT	10,000	10,000	Nil	0%
JAMES L. HIME	10,000	10,000	Nil	0%
LAUREN M. WILSON	10,000	10,000	Nil	0%
BERNARD MILSTEIN (2)	10,000	10,000	Nil	0%
TODD MCDONALD (1)	20,000	20,000	Nil	0%
ANGELBERT METOYER	20,000	20,000	Nil	0%
ERROL MCLAUGHLIN	20,000	20,000	Nil	0%
PAUL A. SMITH	40,000	40,000	Nil	0%
SHARON INGLEHART	40,000	40,000	Nil	0%
ELAINE COUSINS (3)	50,000	50,000	Nil	0%
YUSUF SPEARS	50,000	50,000	Nil	0%
WESLEY SHANNON	100,000	100,000	Nil	0%
LYNN M. COUSINS (3)	100,000	100,000	Nil	0%
LORICH CAPITAL, LLC (4)	100,000	100,000	Nil	0%

(1) - Brother and Sister
(2) - Husband and Wife
(3) - Brother and Sister and Mother
(4) - Beneficial Owner of Lorich Capital Shares is Richard Cockrell

Mr. Marcus Smith's, (President, Chief Executive Officer, Secretary, and Director), 2,000,000 common shares allotted and subsequently issued on March 22, 2006 will not be sold as part of this offering.

(*) Assumes all of the shares of common stock offered are sold. The above is based on 2,799,000 common shares issued and outstanding on August 31, 2007 as a result of a private placement offering pursuant to Regulation S under the Securities Act of 1933.

(**) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Plan of Distribution

The shares of our common stock offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders.

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus. None of our selling stockholders is an entity they are all individuals. Each selling stockholder may also transfer shares owned by such selling stockholder by gift, and upon and such transfer, the donoree would have the same right of sale as the selling stockholder. Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

Marcus B. Smith, the primary affiliate of our company, will not be selling his shares as part of this offering.   These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

A selling stockholder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise.

In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market.

A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus.

We have been advised by each of the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Marcus B. Smith is the underwriter in this offering, as that term is defined in section 2(a)(11) of Rule 144  the Securities Act of 1933. Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer Agent

The transfer agent and registrar for our common stock is TranShare Corporation, (5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111, telephone: 303.662.1112).

Legal Proceedings

We are not aware of any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officer or our director. Our sole officer/director has not been convicted of a felony or misdemeanor relating to securities or performance in corporate office. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

Involvement in Certain Legal Proceedings
Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:
  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth certain information regarding the executive officers and directors of Beleza Luxury Goods, Inc. as of November 1, 2007:

Name	Age	Title	Term of Service
Marcus B. Smith, Houston, Texas	36	President, Chief Executive Officer and Director	Indefinite

Marcus Smith is the sole director and officer of Beleza Luxury Goods, Inc.  He holds that office indefinitely until he either resigns, or is replaced by the shareholders, or is removed by law.  Marcus Smith is the majority shareholder of the Company. Mr. Smith spends an estimated forty hours a week in fulfilling his duties as Manager and Director.

Marcus B. Smith
Currently, Mr. Smith is employed as Managing Director and General Manager of Beleza Luxury Goods, Inc. Mr. Smith oversees the daily business operations of the company’s subsidiaries as well as the corporate development and administrative duties for Beleza Luxury Goods, Inc., a Nevada Corporation. Mr. Smith was appointed to the position of Director on February 14, 2006, to serve until his successor has been elected and qualifies.

Mr. Smith was previously employed with ING Americas, Atlanta, GA from January, 2004 to July, 2005. Mr. Smith held the position of Investor Relations. Mr. Smith researched and analyzed competitors of the insurance industry and contributed in the creation of the US Statistical Supplement for the earnings press releases.

From October, 2003 to May, 2004 Mr. Smith was employed as a consultant with Spiral Carioca, Inc, Rio de Janeiro, Brazil. Mr. Smith set up a Real Estate company for U.S. based company; researching Brazilian laws regarding U.S. companies operating in Brazil; negotiating with lawyers and accountants on company’s behalf and located rental properties in Rio de Janeiro.

From July, 2001 to February, 2003, Mr. Smith was employed with Reliant Energy, Houston, Texas and held the position of Senior Commodity Marketing Analyst.

From February, 1999 to July, 2001, Mr. Smith was employed with Enron Energy Service, Houston, Texas as Sr. Specialist - Account Manager Suiza Foods. Mr. Smith also held the position of Specialist – Risk Management with Enron Capital & Trade. Mr. Smith performed risk management for power desk, including daily position and P&L reporting.

From May, 1996 to Jan, 1999 Mr. Smith was an Investment Associate with Smith Graham & Company, Houston, Texas.

Mr. Smith obtained a Master of Business Administration in 1999 from Texas Southern University, Houston, Texas. In 1993, he competed a Bachelor of Business Administration from Howard University, Washington, D.C.

Mr. Smith currently resides in Texas and has not been a director in any public company prior to Beleza Luxury Goods, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 1, 2007, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company’s directors, and (iii) all executive officers and directors of the Company as a group:

                                                        AMOUNT AND NATURE                              PERCENT OF
NAME AND ADDRESS      OF BENEFICIAL SHARES OWNED       OUTSTANDING OWNERSHIP

Marcus B. Smith                                2,000,000 Common Shares                                     71.45%

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, having a par value of $0.001 US per share. As of November 1, 2007, there were issued and outstanding 2,799,000 shares of common stock (attached warrants exercisable by December 31, 2010) and 43 shareholders of record. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders.  Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There is currently one member on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights.  Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements of Beleza Luxury Goods, included in this registration statement have been audited for the year ended March 31, 2007 by Kabani and Company , Certified Public Accountants, 6033 West Century Blvd., Suite 810, Los Angeles, CA 90045, to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Kabani and Company, Certified Public Accountants, are not employed on a contingent basis in connection with the registration or offering of Beleza Luxury Goods stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Description of Business

Beleza Luxury Goods, Inc. was incorporated on February 14, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the “Company”). Amerioca Consultant, LLC, doing business as (“dba”) Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. The Company’s operations are based in Houston, Texas. There are no bankruptcy, or receivership, or similar proceedings against the parent or operating subsidiary.

Our wholly owned subsidiary, Amerioca Consultant, LLC, “(dba)” Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia. A “dba” form was filed and approved in the state of Texas for Marcus B. Smith Galleries. Marcus B. Smith Galleries operates as a fine art gallery and also offers art collection consulting services. This subsidiary acts as one of the operating companies for the art sales activities relating to the company’s art business(s) in the United States. Marcus B. Smith Galleries's operations are based in Houston, Texas.

Our wholly owned subsidiary called Pablo & Peter Calico Promotions, LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas. Pablo Calico Promotions imports, distributes, wholesales and retails hand made Brazilian cigars. This subsidiary acts as one of the operating companies for the cigar sales activities relating to the company’s cigar business(s) in the United States. Pablo Calico Cigars's operations are based in Houston, Texas.

Business of Issuer
Marcus B. Smith Galleries operates as a fine art gallery and also offers art collection consulting services. This subsidiary acts as one of the operating companies for the art sales activities relating to the company’s art business(s) in the United States.

Marcus B. Smith Galleries assists individuals and businesses in building a collection of fine art for enjoyment and investment purposes. We have established close relationships with various artists whose works are displayed in galleries and museums around the world, including John Biggers, Angelbert Metoyer, Cedric Smith, Elizabeth Catlett, Leamon Green, Thornton Dial, Kevin Cole, Eric Mack and Bob Russell. Through personal consultation, Marcus B. Smith locates pieces to fit clients’ tastes and investment interests. We also have art shows every quarter to introduce various artists and their works to clients. Our clients represent all points on the continuum of art collectors - some are those buying their first piece of fine art and others come to us to continuously expand their extensive art collections. Additionally, the company intends to open a store-front gallery to display artwork. The company maintains a website at www.marcusbsmithgalleries.com .

Pablo Calico Promotions imports, distributes, wholesales and retails hand made Brazilian cigars. This subsidiary acts as one of the operating companies for the cigar sales activities relating to the company’s cigar business(s) in the United States.

Pablo Calico Cigars imports, distributes, wholesales and retails hand made cigars. Manufactured by Don Jaime Tabaco e Dreivados Ltda, our cigars are imported from Bahia, and are 100% Brazilian, (wrapper and filling). We currently sell six types of cigars and are building brand recognition with custom bands and boxes. We sell directly to individuals, both through personal sales and the internet. As well, we have established wholesale clients through lounges, bars and restaurants. Pablo Calico Cigars has obtained Federal permits from the Department of Treasury (Alcohol and Tobacco Tax and Trade Bureau) Tobacco Importer Permit - Under 26 U.S.C. Chapter 52 and Texas Comptroller of Public Accounts for a Texas Cigarette, Cigar and/or Tobacco Products Permit (Texas Application for NON RETAILER). To comply with permit regulations, the cigars are stored off-site and a monthly rental fee of $25.00 is paid to store the cigars. The company maintains a website at www.pablocalico.com.

Principal Products and/or Services and Their Markets
Marcus B. Smith Galleries assists individuals and businesses in building a collection of fine art for enjoyment and investment purposes. We have established close relationships with various artists whose works are displayed in galleries and museums around the world, including John Biggers, Angelbert Metoyer, Cedric Smith, Elizabeth Catlett, Leamon Green, Thornton Dial, Kevin Cole, Eric Mack and Bob Russell. Through personal consultation, Marcus B. Smith locates pieces to fit clients’ tastes and investment interests. We also have art shows every quarter to introduce various artists and their works to clients. Currently, 85% of our art business revenue comes from within the Houston, Texas market and 15% our art business revenue comes from outside the Houston, Texas area.

Pablo Calico Cigars imports, distributes, wholesales and retails hand made cigars. The Company has established a cigar supply relationship with Brazilian manufacturer and exporter, Don Jaime Tabaco e Dreivados Ltda, located at Avenida Presidente Wilson, 210/620 Rio de Janeiro, RJ, Brazil. Imported from Bahia, our cigars are 100% Brazilian, (wrapper and filling). We currently sell six types of cigars and are building brand recognition with custom bands and boxes.  We sell individual or boxed cigars directly to consumers, both through personal sales and the internet. As well, we have established wholesale clients through lounges, bars and restaurants. Currently, 90% of our cigar sales are in the Houston, Texas market and 10% of our cigar sales are outside of the Houston, Texas area.

Marketing Strategy
The company intends to maintain its current client base and expand to target the following primary markets:

(a) Individuals and organizations requiring art purchases for either individual or business collections in Houston, Texas throughout the United States
(b) Existing art galleries or shops selling art in Houston, Texas and throughout the United States.
(c) Individuals for personal cigar use throughout the United States.
(d) Existing cigar shops, restaurants, bars, nightclubs in Houston, Texas.

We continue our marketing activities by word of mouth and websites. The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended March 31, 2007 and for the period from February 14, 2006 (inception) to March 31, 2006 were $50 and $1,082, respectively.

Competition
The Company competes with other art dealers, art galleries and art consultancy services in the provision of its art businesses. These competitors include established galleries and art dealers. There are 27 art galleries and 6 art brokers in Houston. The Company expects such competition to continue and intensify in the future. We compete with a variety of established competitors in this market. These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, ability to differentiate its product and service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences.

The Company competes with other cigar distributors in the provision of its cigar wholesale and retailing businesses. These competitors include established smoke/cigar shops and tobacco wholesalers. In Houston, there are 21 cigar shops. The Company expects such competition to continue and intensify in the future. We compete with a variety of established competitors in this market.

These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, ability to differentiate its product and service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences.

Growth Strategy
We plan on growing our fine art gallery and art collection consulting service revenues by increasing our product and service offerings and associated marketing efforts for each product and service. We plan on attracting additional artists and their works. It is expected the increase in the artists and their works offered will assist in increasing overall sales. We plan on attracting additional art clients through our website, www.marcusbsmithgalleries.com .

We plan on growing our revenues derived from the importation, distribution, wholesaling and retailing of Brazilian hand made cigars by increasing our product offerings and the associated marketing efforts for each product. We plan to introduce additional cigar sizes, products and packaging. It is expected the increase in products offered will assist in increasing overall sales. We plan to attract additional retail and wholesale customers through our website, www.pablocalico.com.

Employees
Our president, secretary, treasurer and director, Marcus B. Smith is the only employee of our company. Mr. Smith handles all of the responsibilities in the area of corporate administration and business development. Currently, Mr. Smith is employed as Managing Director and General Manager of Beleza Luxury Goods, Inc.. Mr. Smith oversees the daily business operations of the company’s subsidiaries as well as the corporate development and administrative duties for Beleza Luxury Goods, Inc.. Mr. Smith spends an estimated forty hours a week in fulfilling his duties as Manager and Director.

We have contracted the monthly bookkeeping to an outside source.

Government Regulation
The tobacco industry is subject to extensive government regulation and licensing requirements in certain jurisdictions. Primarily, the company must comply with very stringent regulations imposed on the business and its operations designed to protect the public or its ability to operate will be restricted. Some jurisdictions may impose restrictions, licensing requirements, or prohibitions on the company’s tobacco wholesale services and products. At present, the Company does not anticipate that any such restrictions or licensing requirements in its target markets will hinder its ability to operate successfully. However, no assurance can be made that in the future new restrictions, prohibitions or licensing requirements will not arise which would materially adversely effect the Company's business, operating results, and financial condition of the Company. There are no restrictions and licensing requirements on the sale of art other than registering the subsidiary which the Company as complied.

The tobacco industry is subject to licensing and regulation by state and local departments and bureaus of tobacco and alcohol and firearms and to periodic review by the state and municipal authorities.  In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations in the selection and acquisition of suitable sites for constructing new businesses.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of gallery and cigar shop.

Various Federal, State and local laws affect our business.  The development and operation of our businesses depend to a significant extent on the selection and acquisition of suitable sites.  These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies.  City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire businesses in desired locations and could result in costly delays. The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.

The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.  In addition, an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees could adversely affect our business.

Committees of the Board
We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships
There are no family relationships among our directors or officers.

Management’s Discussion and Analysis of Plan of Operations

The following discussion and analysis provides information which we believe is relevant to an assessment and understanding of our results of operations and financial condition. This discussion should be read in conjunction with our financial statements and the related notes hereto appearing elsewhere herein. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations

Our company, through our wholly owned subsidiary Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC, primarily specialized in sales of fine art collections, offering art collection consulting service and imports, distributed, wholesales and retails hand made cigars imported form Brazil. In order to succeed, we intend to do the following:

(a) Assist individuals in art collection. We have successfully assisted many individuals to build their collections for enjoyment and investment purpose. We intend to hold art shows of various famous artists to introduce their works to individual collectors. We also intend to put our efforts in maintaining good relationship with various artists to locate their works to fit our clients’ taste and investing interest.

(b) Develop brand recognition. We have created our own bands and boxes for brand recognition of our cigar products. We intend to continue to do so since we believe these efforts will generate the consumer awareness we believe is necessary to sell our products and develop our own brand.

Our focus in the next 12 months has been to seek necessary working capital, and to develop our marketing plan. In order to succeed, we intend to maintain our current client base and expand to target the following primary markets:

(a) Other individuals and organizations requiring art purchases for either individual or business collections, throughout the United States

(b) Existing art galleries or shops selling art throughout the United States.

(c)  Individuals for personal cigar use throughout the United States.

(d) Existing cigar shops, restaurants, bars, nightclubs in Houston, Texas.

Results of Operations

Revenue

Revenue for the three months ended June 30, 2007 was $41,836, an increase of 190.10% as compared to $14,421 for the three months ended June 30, 2006. Revenues increased during the three months ended June 30, 2007 as compared with the three ended June 30, 2006 as a result of an increase from the sales of fine art collections and the revenues generated from the art shows held quarterly each year. We keep maintaining close relationship with various artists whose works were displayed in our gallery as well as in other galleries and museums around the world. Our effective art shows attracted art collectors continuously expand their extensive art collections through us.

Expenses from Operations

Total expenses, comprised mostly of selling, general and administrative expenses, was approximately $37,594 for the three month period ended June 30, 2007, a net increase of $12,941, compared to $24,653 for the three month period ended June 30, 2006. The increase in operating expenses was mainly due to increased professional fees incurred in its holding company-Beleza Luxury Goods, Inc.

Net Income (Loss)

We had net income of $2,994 for the three months ended June 30, 2007 as compared to net loss of $10,232 for the three months ended June 30, 2006.

Liquidity and Capital Resources

Our cash and cash equivalents were $27,368 on June 30, 2007.  We met our liquidity needs through the revenue derived pursuant to the sale of our fine art collections, holding art shows, sales of cigar products and the professional consulting fees.

Pursuant to a private placement conducted in accordance with Regulation S of the Securities Act of 1933, as amended, the Company issued 2,000,000 shares of common stock at $.05 per share to Marcus Smith, the major shareholder of the Company in exchange for the shares already held. The total amount of $28,200 was received as advance payment through June 30, 2007.   The proceeds of the offering will be used for general working capital purpose.

Ultimately, our success is dependent upon our ability to generate revenues from the sale of our fine art collections, cigar products and consulting fees through our professional consulting services.

During the three month period ended June 30, 2007, we raised $12,937 in operating activities, $7,750 from financing activities.

Description of Business

History and Background
In February 13, 2006, the Company filed its Articles of Incorporation with the Secretary of Sate, Nevada. The original Board of Directors consisted of Marcus Smith. The authorized capital of the Company as May 2006 consists of 100,000,000 Shares of $0.001 par value common Share. In addition, Mr. Marcus Smith was appointed to the office of President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors.

On March 22, 2006, the Company issued to Marcus Smith 2,000,000 Shares of the Company’s $0.001 par value common stock for total proceeds equivalent to $200.00.  The Company accepted Pablo and Peter Calico Promotions 100 common Shares owned by Marcus Smith in lieu of the $100.00 payment.   The Company accepted 100 common Shares of Amerioca Consultant, LLC Shares owned by Marcus Smith in lieu of the $100.00 payment.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas.  On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common Shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common Shares issued by Beleza Luxury Goods, Inc.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia.  On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

On February 13, 2006, Marcus Smith was appointed to the Board of Directors. On April 6, 2006, the Board authorized the Company to proceed with the sale of its Units pursuant to a Rule 506 private placement share offering of up to 1,000,000 shares at a price of $0.05 per share.

Through our wholly-owned subsidiaries, we currently own and operate two businesses, one being the sale of fine art and the other cigar wholesale. This is the first step in fulfilling the Company's business objective of developing a profitable business.

The Company currently employs one full-time person. The daily operations and functions of the businesses are performed by Marcus Smith, Director and President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. We intend to continue to capitalize on the evolving opportunities in the luxury goods industry in the future by acquiring and developing established businesses.

Industry Overview

Fine Art
This industry comprises establishments primarily engaged in retailing original and limited edition artwork. Included in this industry are establishments that display works of art in galleries for retail sale and firms that auction works of art. A business in this industry may purchase art work from an artist or individual owner and sell that art work to consumers, generally with no further development or processing of the product.  The primary activities of companies in this industry are: art auctions, art dealers, and art galleries retailing art.

Total revenue generated by the Art Dealers Industry increased by an annual average of 2.6% between 1999 and 2004. Expansion occurred despite anemic real GDP growth in 2001 and 2002 that negatively affected demand for luxury goods and intense competitive pressures experienced by small-scale dealers. Industry growth was driven largely by sales in the fine art market.

Taught some harsh lessons by the recession of 1990-1993, Christie's and Sotheby's (which together account for 80% of fine art sales globally) limited the supply of art work to the market as consumer demand slowed in 2001. As such, in 2000 some 16,000 fine art sales were catalogued worldwide; fewer than 10,000 were recorded in 2004. By rigorously selecting only the highest quality items, for which demand is relatively price inelastic, fine art prices have soared beyond the levels recorded in 1990 - the peak of the last fine art work cycle.

However, at the retail level, which accounts for 75% of Art Dealers Industry revenue, restricting supply is less easy given the large number of establishments and because artistic creation rejects market principles (i.e. new art work continues to be supplied). Dealers acquired art work rebuffed at auction, and retail prices fell dramatically because consumers were purchasing less. Moreover, restricting supply encouraged new channels of distribution. Internet auction facilities allowed art work owners and artists to bypass dealers and low market prices prompted the development of artist co-operatives that used shared gallery space.

Revenue growth in the Art Dealers Industry was healthy in 2005. Expansion was buoyed by strong consumer demand, the weak US dollar (which helped the US art market significantly out-perform European auction prices) and the continued control of supply that yielded a number of huge individual sales. Importantly, small-scale dealers began to exploit Internet cataloguing, thereby reducing operating costs and accessing overseas buyers.

Cigars
Numerous premium cigar manufacturers, such as Arturo Fuente, are small or medium sized, third-world companies that are family owned and operated.  Some of the familiar names associated with mass produced cigars, as well as some of the premium brands, have merged or been acquired by worldwide conglomerates. For example,

Consolidated Cigar was acquired by Altadis, which is now the largest cigar company in the world. Altadis makes many popular brands such as Montecristo, Don Diego and Romeo y Julieta.  Similary, General Cigar was acquired by the second largest cigar company, Swedish Match, maker of many familiar brands, including Macanudo, Punch, Partagas, and Cohiba. Although Altadis is the largest company in terms of total cigars, Swedish Match is the U.S. market leader for premium cigars, with Macanudo being the top selling premium brand.

The cigar business crested in 1964, when Americans were smoking 9 billion annually.  By 1992, government health warnings had caused the industry to fall some 77 percent, to 2.1 billion cigars yearly. Things changed in 1994 when there was a 14.6 percent jump in sales, followed by a 31 percent rise in 1995. In 1996, sales of premium, hand-rolled cigars jumped 67 percent. In 1997, they leapt another 30 percent. The Cigar Association of America didn't compile figures for 1998. At the height of the boom in 1997, imports to the U.S. peaked at 417.8 million cigars, nearly five times more than in 1993, according to the Cigar Association of America.  After dropping to 248 million in 1999, the numbers started another upward turn. In 2005, imports had climbed to 319.4 million cigars, with another slight bump expected this year.

Fine, hand-rolled cigars are readily available in the $3-to-$7 range, and “super premiums” and limited edition cigars can run $15 and up. Retailers say the average smoker of premium cigars lights up one to three a week.

The wholesale distribution of tobacco and tobacco products in 2001 was a relatively small but profitable industry, employing about 57,261 workers and bringing in about $50.3 billion in sales. 374 companies in this classification were small—employing fewer than five persons. 212 had between five and nine employees; 193 had between 10 and 19 employees; 270 had 20 to 99 employees; 69 had 100 to 499 employees; and about 35 establishments with 500 or more employees. In 2004, total annual sales dropped to $27.7 billion. The total number of employees decreased to 28,898. The average sales per establishment were about $20 million.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Material Commitments

We have no material commitments as at the date of this registration statement.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve (12) months.

Recent Accounting Pronouncements

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

  A brief description of the provisions of this Statement

  The date that adoption is required

  The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

Application of Critical Accounting Policies

Our significant accounting policies are identified and described in Note 2 to the financial statements. The preparation of our financial statements in conformity with U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. We continually evaluates its critical accounting policies and estimation procedures. Estimates are often based on historical experience and on assumptions that are believed to be reasonable under the circumstances, but which could change in the future.

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from consulting service is recognized when commissions are earned form selling artwork for artists under broker contract arrangements. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue. The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.

Income taxes. The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Description of Property

Beleza Luxury Goods, Inc. maintains an office located at 2476 Bolsover Street, Suite 324, Houston, Texas 77005 which is the home of the company's president.

Certain Relationships and Related Transactions

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On March 22, 2006, the Beleza Luxury Goods Inc. issued to Marcus Smith 2,000,000 shares of the Company’s $0.0001 par value common stock for total proceeds equivalent to $200. The Company accepted Pablo and Peter Calico Promotions 100 common shares owned by Marcus Smith in lieu of the $100 payment. The Company accepted 100 common shares of Amerioca Consultant, LLC Units owned by Marcus Smith in lieu of the $100 payment.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas. On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc. This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia. On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc. This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

Mr. Smith’s 2,000,000 common shares are not being registered for resale.

Executive Compensation

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (February 14, 2006) to March 31, 2007. The following table shows the compensation received by our president for the period from inception (February 14, 2006) to March 31, 2007.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Marcus Smith President, Secretary, Treasurer and Director(2)	2006 2007	$30,000 $30,000	Nil Nil	Nil Nil	Ni Nil	Nil Nil	Nil Nil	Nil Nil

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Marcus B. Smith became our president, secretary and treasurer on February 14, 2006.

Stock Options and Stock Appreciation Rights

From the date of inception to March 31, 2007 and subsequent to March 31, 2007 up to November 1, 2007 we did not grant any stock options or stock appreciation rights to any of our directors or officers.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at a future Board of Directors’ meeting.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal period ended March 31, 2007.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers. Our president, Marcus B. Smith, provides management services and office premises to our company.

Pursuant to a verbal agreement, we have agreed to pay our president $2,500 per month for these services starting on January 1, 2006.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Reports to Security Holders

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Beleza Luxury Goods, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of common shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the common shares are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have agreed to register shares of common stock held by existing security holders for resale with the exception of Marcus B. Smith shareholdings. We currently have 43 shareholders.

Financial Statements

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America. The following consolidated financial statements pertaining to Beleza Luxury Goods, Inc. are filed as part of this registration statement:

- Audited consolidated financial statements for the period from February 14, 2006 (Date of Inception) to March 31, 2007.

BELEZA LUXURY GOODS, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2007

INDEX
                                                                                                                                  Page
Consolidated Balance Sheets                                                                                        F-1
Consolidated Statement of Operations                                                                          F-2
Consolidated Statements of Cash Flows                                                                       F-3
Notes to the Consolidated Financial Statements                                                 F-4 to F-8

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
June 30, 2007
(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$27,368
Due from shareholder	35,720

Total current assets	63,088

PROPERTY & EQUIPMENT, NET	885

TOTAL ASSETS	$63,973
===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	7,500
Shares to be issued	28,200
Income tax payable	$16,319

Total current liabilities	52,019

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 100,000,000 shares authorized: 2,000,000 issued and outstanding	200
Additional paid in capital	4,800
Retained Earnings	6,954

Total stockholders' equity	11,954
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$63,973
===========

The accompanying notes are an integral part of these unaudited consolidated financial statements

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2007 AND 2006
(Unaudited)

	2007	2006

NET REVENUE	$4,915	$2,156

COMMISSION REVENUE	39,541	13,885

COST OF REVENUE	2,620	1,620

GROSS PROFIT	41,836	14,421

OPERATING EXPENSES
Selling, General & Administrative Expenses	37,594	24,653

INCOME BEFORE INCOME TAXES	4,242	(10,232)

Provision for Income Taxes	1,247	-

NET INCOME	$2,994	$(10,232)
	===========	===========

EARNINGS PER SHARE:
WEIGHTED AVERAGE SHARES OF COMMON STOCK
OUTSTANDING - BASIC	2,000,000	2,000,000
	===========	===========

BASIC EARNINGS PER SHARE	$0.00	$(0.01)
	===========	===========

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2007 AND 2006
(Unaudited)
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,994	$(10,232)
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	53	-
Decrease (increase) in current assets:
Inventory	-	1,040
Prepaid expenses and other	-	4,110
Increase (decrease) in current liabilities:
Accounts payable	7,500	(1,300)
Income tax payable	2,389	1,142

Net cash provided by (used in) operating activities	12,937	(5,240)

CASH FLOWS FROM INVESTING ACTIVITIES:
Note receivable	(3,354)	(25,434)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shares to be issued	7,750	-

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	17,333	(30,674)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	10,035	31,118

CASH & CASH EQUIVALENTS, ENDING BALANCE	$27,368	$444
	============	============

SUPPLEMENTAL CASHFLOW INFORMATION:

Cash paid for:

Interest	$-	$-
	============	============
Income tax	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO  UNAUDITED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Beleza Luxury Goods, Inc. was incorporated on February 14, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the “Company”). Amerioca Consultant, LLC, doing business as (“dba”) Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. The Company’s operations are based in Houston, Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
On March 22, 2006, Beleza Luxury Goods, Inc. exchanged 2,000,000 shares of common stock for all the outstanding shares of Pablo & Peter Calico Promotions, LLC and Amerioca Consultant, LLC (collectively referred to as “subsidiaries”).  Because the ownership of the Company and the subsidiaries are the same, this combination was accounted for in a manner similar to a pooling of interests, using the subsidiaries’ historical book values.  Consolidated operations reflect the subsidiaries’ operations for all periods presented.   The consolidated financial statements include the accounts of the Beleza Luxury Goods, Inc. and its wholly owned subsidiaries, Pablo & Peter Calico Promotions, LLC and Amerioca Consultant, LLC.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and other receivable
Accounts receivable and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 10 days and 30 days. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts is zero as of June 30, 2007.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to the market value, if lower. There were no inventories as of June 30, 2007.

F-4

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for office equipment. As of June 30, 2007, the following were the details of the equipment:

Equipment	$974
Less: Accumulated depreciation	(89)

$885

Depreciation expense amounted to $53 and $0 for the three months ended June 30, 2007 and 2006.

Revenue recognition
The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from consulting service is recognized when commissions are earned form selling artwork for artists under broker contract arrangements. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue.

The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.

Advertising costs
The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. There are no advertising costs incurred for the three month periods ended June 30, 2007 and 2006.

Stock-based compensation
In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. The Company did not issue any option during the three months ended June 30, 2007 and 2006.

Income taxes
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in

F-5

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net income per share
Net income per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recent pronouncement
In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting  by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

  A brief description of the provisions of this Statement
  The date that adoption is required
  The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

F-6

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

3.	DUE FROM SHAREHOLDER

Due from shareholder amounted to $35,720 as of June 30, 2007. The amount is due from the shareholder and is due on demand, unsecured, and interest free.

4.	SHIPPING AND HANDLING EXPENSES

The company has included $1,788 and $0 freight out shipping and handling expenses for the three month periods ended June 30, 2007 and 2006.

5.	STOCKHOLDER’S EQUITY

On March 22, 2006, the Beleza Luxury Goods Inc. issued to Marcus Smith 2,000,000 shares of the Company’s $0.0001 par value common stock for total proceeds equivalent to $200.  The Company accepted Pablo and Peter Calico Promotions 100 common shares owned by Marcus Smith in lieu of the $100 payment.   The Company accepted 100 common shares of Amerioca Consultant, LLC Units owned by Marcus Smith in lieu of the $100 payment.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas.  On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia.  On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

F-7

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

6.	SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.  The Company paid no interest and income taxes for the three months ended June 30, 2007 and 2006.

7.	SUBSEQUENT EVENT

Pursuant to a private placement conducted in accordance with Regulation S of the Securities Act of 1933, as amended, the Company issued 2,799,000 shares of common stock at $.05 per share, of which 2,000,000 shares were issued to Marcus Smith, the major shareholder of the Company in exchange for the shares already held. The total amount of $28,200 was received as advance payment through June 30, 2007.   The proceeds of the offering will be used for general working capital purpose.

F-8

BELEZA LUXURY GOODS, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007

INDEX
                                                                                                                                  Page
Report of Independent Registered Public Accounting Firm                                           F-1
Consolidated Balance Sheets                                                                                      F-2
Consolidated Income Statements                                                                                F-3
Consolidated Statements of Changes of Stockholders’ Equity                                      F-4
Consolidated Statements of Cash Flows                                                                      F-5
Notes to the Consolidated Financial Statements                                              F-6 to F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Beleza Luxury Goods Inc and Subsidiaries

We have audited the accompanying consolidated balance sheet of Beleza Luxury Goods Inc and Subsidiaries as of March 31, 2007 and the related consolidated statement of operations, stockholders' equity, and cash flow for the year ended March 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beleza Luxury Goods Inc and Subsidiaries as of March 31, 2007, and the results of its consolidated operations and its cash flows for the year ended March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
July 5, 2007

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,035
Due from shareholder	32,365

Total current assets	42,400

EQUIPMENT, NET	939

TOTAL ASSETS	$43,339
=============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Shares to be issued	20,450
Income tax payable	$13,930

Total current liabilities	34,380

STOCKHOLDER'S EQUITY
Common stock (authorized 100,000,000 shares, $0.0001 par value,
2,000,000 shares issued and outstanding)	200
Additional paid in capital	4,800
Retained earnings	3,959

Total stockholder's equity	8,959

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$43,339
=============

The accompanying notes are an integral part of these consolidated financial statements

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2007
AND FOR THE PERIOD FROM FEBRUARY 14, 2006(INCEPTION) TO MARCH 31, 2006
			From February 14, 2006
	Year Ended (inception) to
		March 31, 2007		March 31, 2006

NET REVENUE		$13,004		$33,400

COMMISSION REVENUE		78,687		52,249

COST OF REVENUE		5,012		10,700

GROSS PROFIT		86,679		74,949

OPERATING EXPENSES
Selling expenses		13,782		14,337
General and administrative expenses		99,070		21,050

Total operating expenses		112,852		35,387

NET INCOME BEFORE INCOME TAXES		(26,173)		39,562
Provision of income taxes		-		9,430

NET INCOME		$(26,173)		$30,132
	==	===========	==	===========

WEIGHTED AVERAGE SHARES OF COMMON STOCK
OUTSTANDING, BASIC AND DILUTED		2,000,000		2,000,000
	==	===========	==	===========

BASIC AND DILUTED NET INCOME PER SHARE		$0.01		$0.02
	==	===========	==	===========

The accompanying notes are an integral part of these consolidated financial statements

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED MARCH 31, 2007
AND FOR THE PERIOD FROM FEBRUARY 14, 2006 (INCEPTION) TO MARCH 31, 2006

	Common Stock
	Number of shares	Par value	Additional paid in capital	Accumulated Income	Stockholder's Equity

Shares issued in exchange for stock in subsidiaries	2,000,000	$200	$4,800	-	5,000

Net income for the period from Feburary 14, 2006 (inception) to March 31, 2006	-	-	-	30,132	30,132

Balance, March 31, 2006	2,000,000	200	4,800	30,132	35,132

Net income for the year ended March 31, 2007	-	-	-	26,173	26,173

Balance, March 31, 2007	2,000,000	$200	4,800	3,959	8,959
	==========	=======	==========	==========	==========

The accompanying notes are an integral part of these consolidated financial statements

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 2007
AND FOR THE PERIOD FROM FEBRUARY 14, 2006 (INCEPTION) TO MARCH 31, 2006

		March, 31, 2007		From February 14, 2006 (inception) to March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income		$(26,173)		$30,312
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation		35		-

(Increase) decrease in current assets:
Inventory		1,040		(1,040)
Prepaid expense		4,110		(4,110)

Increase (decrease) in current liabilities:
Account payables		(1,300)		1,300
Income tax payable		4,500		9,430

Net cash provided by (used in) operating activities		(17,787)		35,712

CASH FLOWS FROM INVESTING ACTIVITIES
Payment on purchase of property		(974)		-
Increase in note receivable		(22,772)		(9,594)

Net cash used in investing activities		(23,746)		(9,594)

CASH FLOWS FROM FINANCING ACTIVITIES
Shares to be issued		20,450		-
Proceeds from issuance of common stock		-		5,000

Net cash used in financing activities		20,450		5,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		(21,083)		31,118

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE		31,118		-

CASH AND CASH EQUIVALENTS, ENDING BALANCE		$10,035		$31,118
	==	===========	==	===========

The accompanying notes are an integral part of these consolidated financial statements

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

Beleza Luxury Goods, Inc. was incorporated on February 14, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the “Company”). Amerioca Consultant, LLC, doing business as (“dba”) Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. The Company’s operations are based in Houston, Texas.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
On March 22, 2006, Beleza Luxury Goods, Inc. exchanged 2,000,000 shares of common stock for all the outstanding shares of Pablo & Peter Calico Promotions, LLC and Amerioca Consultant, LLC (collectively referred to as “subsidiaries”).  Because the ownership of the Company and the subsidiaries are the same, this combination was accounted for in a manner similar to a pooling of interests, using the subsidiaries’ historical book values.  Consolidated operations reflect the subsidiaries’ operations for all periods presented.   The consolidated financial statements include the accounts of the Beleza Luxury Goods, Inc. and its wholly-owned subsidiaries, Pablo & Peter Calico Promotions, LLC and Amerioca Consultant, LLC.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and other receivable
Accounts receivable and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 10 days and 30 days. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts is zero as of March 31, 2007.

Inventory
Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to the market value, if lower. There were no inventories as of March 31, 2007.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Equipment
Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for office equipment. As of March 31, 2007, the following were the details of the equipment:

Equipment	$974
Less: Accumulated depreciation	(35)

$939

Depreciation expense amounted to $35 and $0 for the year ended March 31, 2007 and for the period from February 14, 2006 (inception) to March 31, 2006.

Revenue recognition
The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from consulting service is recognized when commissions are earned form selling artwork for artists under broker contract arrangements. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue.

The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.

Advertising costs
The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended March 31, 2007 and for the period from February 14, 2006 (inception) to March 31, 2006 were $50 and $1,082, respectively.

Stock-based compensation
In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. The Company did not issue any option during the year ended March 31, 2007 and for the period from February 14, 2006 (inception) to March 31, 2006.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Income taxes
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net income per share
Net income per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recent pronouncement
In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

  A brief description of the provisions of this Statement
  The date that adoption is required
  The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

3.       INCOME TAXES

Through March 31, 2007, the Company had net operating loss for tax purposes of approximately $26,173. Differences between financial statement and tax income consist primarily of meals and entertainment of $3,304 at March 31, 2007.

The following is a reconciliation of the provision for income taxes at the U.S. federal and California state income tax rate to the income taxes reflected in the Statements of Operations:

	March 31, 2007	March 31, 2006
Computed at the statutory rate (34%)	-	13,451
Increase (decrease ) resulting from
Nondeductible expenses	1,124	627
Graduated tax rates	(1,124)	(4,648)
Actual tax expense	-	9,430

The income from these entities was reflected on personal tax returns and the balances remain unpaid.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

4.       DUE FROM SHAREHOLDER

As of March 31, 2007, due from shareholder amounted to $32,365, which is unsecured, interest free, and due on demand.

5.       SHIPPING AND HANDLING EXPENSES

The company has included $4,963 and $463 freight out shipping and handling expenses for the years ended March 31, 2007 and for the period from February 14, 2006 (inception) to March 31, 2006.

6.       STOCKHOLDER’S EQUITY

On March 22, 2006, the Beleza Luxury Goods Inc. issued to Marcus Smith 2,000,000 shares of the Company’s $0.0001 par value common stock for total proceeds equivalent to $200.  The Company accepted Pablo and Peter Calico Promotions 100 common shares owned by Marcus Smith in lieu of the $100 payment.   The Company accepted 100 common shares of Amerioca Consultant, LLC Units owned by Marcus Smith in lieu of the $100 payment.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas.  On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia.  On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

 6.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid no interest and income taxes for the year ended March 31, 2007 and for the period from February 14, 2006 (inception) to March 31, 2006.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We engaged the firm of Kabani and Company, Certified Public Accountants, to audit our financial statements for the annual fiscal period ended March 31, 2007. There has been no change in the accountants and no disagreements with Kabani and Company, Certified Public Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

 We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;
  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
  by court order.

 Our Articles of Incorporation provide that no director or officer shall have personally liable to our company or any of its stockholders for monetary damages for breach of fiduciary duty as a directors or officers involving any act or omission of any such director or officer.  The foregoing provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to our company and our stock holders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under application Sections of the Nevada revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which director derived an improper personal benefit.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates and no expenses shall be borne by the selling stockholder.

SEC Registration Filing Fee                                                             $      100.00
Accounting and Audit Fees                                                              $ 10,000.00
Legal Fees and Expense                                                                  $   2,500.00
Transfer Agent and Registrar Fees                                                   $   1,000.00
Printing and Engraving Expenses (includes EDGAR service)             $   1,000.00

RECENT SALES OF UNREGISTERED SECURITIES

On March 22, 2006 we issued to Marcus Smith 2,000,000 common shares, having $0.001 par value per share for total proceeds equivalent to $200.00.  The Company accepted Pablo and Peter Calico Promotions 100 common Shares owned by Marcus Smith in lieu of the $100.00 payment.   The Company accepted 100 common Shares of Amerioca Consultant, LLC Shares owned by Marcus Smith in lieu of the $100.00 payment.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state  of Georgia. On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.

This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of  Texas. On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common Shares of Pablo and  Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common Shares issued by Beleza Luxury Goods, Inc.

In July 2007 we issued 799,000 ‘units’ to forty-two (42) subscribers at an offering price of $0.05 per unit for gross offering proceeds of $39,950 pursuant to Rule 506 of Regulation "D". Each ‘unit’ consisted of 1 common share and 1 warrant exercisable at $0.25 per share until December 31, 2010. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

As of the date of the filing of this prospectus, November 1, 2007, there were a total of 2,799,000 shares of common stock outstanding. None of our selling stockholders in this prospectus are broker-dealers or affiliates of broker-dealers.

For both of the private placement share offerings aforementioned, we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship.  Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a)), received from us that information specified by the provisions of Rule 502(b).  Additionally, we reasonably believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common shares.  For the offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock.

Name	Shares
O. J. GLOVER	4,000
ROBERT RUSSELL	5,000
KATHY JOHNSON	5,000
FRANCES SOTO ORTIZ	5,000
DWAYNE MARSHALL	5,000
JOANNA STOKES	5,000
MICHELLE MARION	5,000
SAM JOHNSON	5,000
YVETTE POINDEXTER	5,000
CLIVE MARKLAND	5,000
CASSYE D. COOK	5,000
TANYA ALLEN	5,000
HEIDI MCDONALD	5,000
TERRON STEVENS	5,000
CEDRIC SMITH	5,000
LEO HOUSTON	5,000
SARAH CAMERON	5,000
DAMON EASTER	5,000
KEN WILLIAM	5,000
IGOR LOUREIRO	5,000
PHYLLIS MILSTEIN	10,000
MACEDONIA SMITH	10,000
MICHAEL S. JOYNER, MD, LLC	10,000
EUGENE FONEY	10,000
DONNA WILSON	10,000
DAVID NORWOOD	10,000
SUSAN M. DOYLE	10,000
KEVIN A. SMOOT	10,000
JAMES L. HIME	10,000
LAUREN M. WILSON	10,000
BERNARD MILSTEIN	10,000
TODD MCDONALD	20,000
ANGELBERT METOYER	20,000
ERROL MCLAUGHLIN	20,000
PAUL A. SMITH	40,000
SHARON INGLEHART	40,000
ELAINE COUSINS	50,000
VICTOR COUSINS	50,000
YUSUF SPEARS	50,000
WESLEY SHANNON	100,000
LYNN M. COUSINS	100,000
LORICH CAPITAL, LLC	100,000
Total common shares issued pursuant to Regulation S Offering (1)	799,000

MARCUS B. SMITH (2)	2,000,000

Total Common shares issued and outstanding (3)	2,799,000

(1)   799,000 Units subscribed by shareholders in Rule 506 private placement offering consisted of 1 common share underlying a share purchase warrant exercisable at a price of $0.25 per share to expire December 31, 2010.
(2)   Affiliate common shares issued as follows: 1,000,000 issued on March 22 ,2006, and 1,000,000 issued on March 22, 2006 = 2,000,000 common shares. These shares are not offered for sale under this prospectus.
(3)   Total common shares issued and outstanding as of November 1,2007. Gross offering proceeds combined from all of the above private placement share offerings as of November 1, 2007 = $40,150

EXHIBITS

A.  EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number           Title

3.1                   Our Articles of Incorporation dated February 14, 2006.
3.2                   By-Laws
3.3                   Subsidiary – Amerioca Consultant, LLC
3.4                   Subsidiary - Pablo and Peter Calico Promotions, LLC
3.4                   Certificate of Incorporation Beleza Luxury Goods, Inc. (Nevada)
3.5                   Certificate of Good Standing for Beleza Luxury Goods, Inc. issued by Secretary of State Nevada
4.1                   Specimen ordinary share certificate
5.1                   Opinion of  Dennis Brovarone Attorney at Law as to the validity of the securities offered hereby issued February 2007
10.1                 Subscription Agreement
23.1                 Consent of Kabani & Company, Inc., Certified Public Accountants

B.  FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.

Item 28 UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

	1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

		i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

		ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

		iii)	Include any additional or changed material information on the plan of distribution.

	2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

	4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

		ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

		iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

		iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

b)	Warrants and rights offerings. If the small business issuer will offer the securities to existing security holders under warrants or rights and the small business issuer will reoffer to the public any securities not taken by security holders, with any modifications that suit the particular case -- The small business issuer will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

c)	Competitive bids. If the small business issuer is offering securities at competitive bidding, with modifications to suit the particular case, the small business issuer will:

	1)	rospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus that meet the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements; and:

	2)	file an amendment to the registration statement reflecting the result of bidding, the terms of the reoffering and related matters where required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless the issuer proposes no further public offering of such securities by the issuer or by the purchasers.

d)	Equity offerings of nonreporting small business issuers. If a small business issuer that before the offering had no duty to file reports with the Commission under section 13(a) or 15(d) of the Exchange Act is registering equity securities for sale in an underwritten offering -- The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

e)	Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

		i)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

		ii)	In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

f)	If the issuer relies on Rule 430A under the Securities Act, that the small business issuer will:

	1)	For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

	2)	For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

g)	That, for the purpose of determining liability under the Securities Act to any purchaser:

	1)	If the small business issuer is relying on Rule 430B:

		i)	Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2)	If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston Texas on November 1, 2007.

BELEZA LUXURY GOODS, INC.
/s/ Marcus B. Smith
 By: Marcus B. Smith,
Director, President, Chief Executive Officer, (Principal Executive Officer),
Chief Financial Officer (Principal Financial Officer),
And Chief Accounting Officer (Principal Accounting Officer).
Dated: November 1, 2007

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

BELEZA LUXURY GOODS, INC.
/s/ Marcus B. Smith
 By: Marcus B. Smith,
Director, President, Chief Executive Officer, (Principal Executive Officer),
Chief Financial Officer (Principal Financial Officer),
And Chief Accounting Officer (Principal Accounting Officer).
Dated: November 1, 2007